FORM 8-A

Securities and Exchange Commission
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

PDC 2004-D Limited Partnership

___________________________________________________
(Exact name of registrant as specified in its charter)

West Virginia	20-0547582
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

103 E. Main Street, Bridgeport, WV	26330
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Not Applicable
Title of each class To be so registered	Name of each exchange on which each class is to be registered

________________________________________________________________

Securities Act registration statement file number to which this form relates: _333-111260______(if applicable)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange

 Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange

Act and is effective pursuant to General Instruction A.(d), check the following box. [   X  ]

Securities to be registered pursuant to Section 12(g) of the Act:

General Partnership Interest

(Title of class)

(Title of class)

Information required in registration statement

Item 1.      Description of Registrant's Securities to be Registered.

                We expressly incorporate by reference the description of the subject securities set forth in "Summary of Partnership Agreement" and in "Appendix A - Form of Limited Partnership Agreement" as set forth in the Program's 424B3 Final Prospectus dated June 3, 2004

http://www.sec.gov/Archives/edgar/data/1270425/000127042504000007/pdc20042006424b3.htm

Item 2. Exhibits.

Not Applicable.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                PDC 2004-2006 Drilling Program - PDC 2004-D Limited Partnership

(Registrant)_____PDC 2004-D Limited Partnership__________________________

Date_____March 24, 2005________________________________________________

By           ___Darwin L. Stump

                /s/ Darwin L. Stump

                Chief Financial Officer and Treasurer

                                  of Petroleum Development Corporation, the Managing General Partner